                                  EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No. 33-70342), Form S-8 (File
No. 33-63752), Form S-8 (File No. 333-11975), Form S-8 (File No. 333-80925) and
Form S-8 (File No. 333-40540).

Arthur Andersen LLP

Las Vegas, Nevada
March 28, 2001